Exhibit 99.1


                      [LETTERHEAD OF UNITED NATURAL FOODS]


IMMEDIATE RELEASE
May 25, 2006

            UNITED NATURAL FOODS REPORTS $0.29 DILUTED EPS, ON RECORD REVENUES OF $637 MILLION FOR THE THIRD QUARTER OF FISCAL 2006

                   Increases Guidance for Fiscal 2006 Revenues

Dayville, Connecticut - May 25, 2006 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net income of $12.3 million, or $0.29 per diluted share, for the third quarter of fiscal 2006, ended April 29, 2006. The Company reported revenues for the third quarter of fiscal 2006 of $637.1 million, an increase of $102.7 million, or 19.2%, from the $534.3 million recorded in the third quarter of fiscal 2005. Strong growth across all major sales channels of the wholesale segment contributed to the record sales.

For the third quarter of fiscal 2006, net income increased 15.1% to $12.3 million, or $0.29 per diluted share, compared to $10.7 million, or $0.26 per diluted share, for the third quarter of fiscal 2005. Net income, excluding special items, for the third quarter of fiscal 2006 increased 14.4% to $12.3 million, or $0.29 per diluted share, compared to $10.8 million, or $0.26 per diluted share, for the third quarter of fiscal 2005. There were no special items in the third quarter of fiscal 2006. Special items in the third quarter of fiscal 2005 consisted of certain incremental labor costs associated with closing the Mounds View, Minnesota facility, which was completed in the third quarter of fiscal 2005, and opening the Greenwood, Indiana facility, which occurred in August 2005.

In December 2004, the Financial Accounting Standards Board finalized FAS 123R, which requires all companies to expense share-based payments, including stock options, at fair value as of the beginning of the first annual reporting period that begins after June 15, 2005. As such, the Company began expensing stock options on August 1, 2005. The Company has adopted the modified prospective method allowed under FAS 123R. The charge to earnings during fiscal 2006 includes the impact of the vesting of stock options granted in prior years, because the expense is recognized over the vesting period of the options, which is typically four years. For the third quarter of fiscal 2006, share-based compensation negatively impacted earnings before taxes by $1.2 million or 19 basis points.

"Fiscal 2006 continues to be a strong year and we are very proud of our financial performance in the third quarter," said Michael Funk, President and Chief Executive Officer. "We posted another quarter of growth across all three major sales channels and realized a 19% increase in revenues and a 15% increase in earnings. These results reflect the continued strong consumer demand for natural and organic products as well as the underlying strength of our sales channels across all regions in the country."

Mr. Funk added, "Looking ahead we remain focused on serving the needs of our customers and committed to our core strategies and approach to the market. Given the continuing strong underlying demand in our markets we remain well positioned to achieve record financial results in fiscal 2006 and to achieve our objectives for growth in fiscal 2007."

All non-GAAP numbers have been adjusted to exclude special items. A reconciliation of specific adjustments to GAAP results for the quarter ended April 30, 2005 is included in the financial table shown below. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

The following table details the non-GAAP measures for the third quarter of fiscal 2005:

Quarter ended April 30, 2005                            Pretax                Per diluted
(in thousands, except per share data)                   Income   Net of Tax      share
                                                        ------   ----------      -----

Income, excluding special items:                       $17,489    $10,756      $  0.26

Special items - (Expense)

Related to the closing of the Mounds View,
Minnesota facility (included in operating expenses)       (103)       (63)       (0.00)

Related to the opening of the Greenwood, Indiana
facility (included in operating expenses)                  (11)        (7)       (0.00)
-----------------------------------------------------------------------------------------

Income, including special items:                       $17,375    $10,686      $  0.26
=========================================================================================

Raises Fiscal 2006 Revenue Guidance and Revises Earnings Guidance

The Company is raising its projected revenues guidance to $2.42 to $2.45 billion for fiscal 2006, ending July 29, 2006. In addition, the Company is narrowing its guidance on earnings per share, excluding special items, to a range of $1.08 - $1.10 per diluted share. Previously, the Company had announced revenue guidance from $2.38 to $2.42 billion and earnings per share guidance, excluding potential special items, from $1.05 - $1.10 per diluted share for the fiscal year. At this time, the Company is further narrowing the anticipated impact of share-based compensation expense to approximately $5.5 million to $6.2 million on a pre-tax basis, or $0.08 to $0.09 per diluted share after taxes. Previously, the Company had expected to incur approximately $5.5 million to $6.8 million of share-based compensation expense on a pre-tax basis, or $0.08 to $0.10 per diluted share after taxes, excluding potential special items. Finally, the Company also lowered anticipated fiscal 2006 capital expenditures to a range of $18 to $23 million from prior guidance of $30 to $35 million due to revised timing of planned expenditures.

Actual share-based compensation expenses recorded during the remainder of fiscal 2006 may fluctuate beyond the guidance provided based on various factors, such as additional equity awards granted to employees, changes in the Company's stock price, and actual results in comparison to the underlying assumptions used in estimating the fair value of share-based payments.

Historically, the Company has classified expenses related to distribution facility expansions and distribution facility relocations as special items. However, at this time the Company does not know the extent or significance of these items or whether the Company will in fact incur any additional special items in fiscal 2006. The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EDT on May 25, 2006 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 262-2138. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 20,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006." For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow

AT THE COMPANY:                                      FINANCIAL RELATIONS BOARD
Mark Shamber                                         Joseph Calabrese
Acting Chief Financial Officer                       General Information
(860) 779-2800                                       (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on March 9, 2006, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on U.S. generally accepted accounting principles ("GAAP") basis, the Company uses non-GAAP additional measures of operating results, net income and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                       Three months ended            Nine months ended
                                                    April 29,      April 30,      April 29,      April 30,
                                                      2006           2005           2006           2005
                                                   ----------     ----------     ----------     ----------

Net sales                                          $  637,068     $  534,335     $1,813,790     $1,516,587
Cost of sales                                         516,904        432,387      1,466,955      1,226,872
                                                   ----------     ----------     ----------     ----------
      Gross profit                                    120,164        101,948        346,835        289,715
                                                   ----------     ----------     ----------     ----------

Operating expenses                                     97,318         82,655        288,887        235,828
Restructuring charge                                       --             --             --            170
Amortization of intangibles                               142            177            428            490
                                                   ----------     ----------     ----------     ----------
      Total operating expenses                         97,460         82,832        289,315        236,488
                                                   ----------     ----------     ----------     ----------
      Operating income                                 22,704         19,116         57,520         53,227
                                                   ----------     ----------     ----------     ----------

Other expense (income):
   Interest expense                                     2,747          1,877          8,310          4,887
   Other, net                                            (162)          (136)          (426)          (359)
                                                   ----------     ----------     ----------     ----------
      Total other expense                               2,585          1,741          7,884          4,528
                                                   ----------     ----------     ----------     ----------
      Income before income taxes                       20,119         17,375         49,636         48,699
                                                   ==========     ==========     ==========     ==========

Provision for income taxes                              7,819          6,689         19,035         18,906
                                                   ==========     ==========     ==========     ==========
      Net income                                   $   12,300     $   10,686     $   30,601     $   29,793
                                                   ==========     ==========     ==========     ==========

Per share data - basic:
      Net income                                   $     0.29     $     0.26     $     0.74     $     0.74
                                                   ==========     ==========     ==========     ==========
Weighted average basic shares of common stock          41,885         40,900         41,568         40,470
                                                   ==========     ==========     ==========     ==========

Per share data - diluted:
      Net income                                   $     0.29     $     0.26     $     0.73     $     0.72
                                                   ==========     ==========     ==========     ==========
Weighted average diluted shares of common stock        42,446         41,774         42,210         41,494
                                                   ==========     ==========     ==========     ==========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                   April 29,     July 31,
                                                                     2006          2005
                                                                   --------      --------

ASSETS
  Current assets:
  Cash and cash equivalents                                        $  6,061      $ 12,615
  Accounts receivable, net                                          156,952       136,472
  Notes receivable, trade, net                                        1,075           877
  Inventories                                                       260,496       235,700
  Deferred income taxes                                               7,419         7,419
  Prepaid expenses and other current assets                          15,218         9,811
                                                                   --------      --------
    Total current assets                                            447,221       402,894

Property & equipment, net                                           163,167       167,909

Other assets:
  Goodwill                                                           76,962        73,808
  Notes receivable, trade, net                                        2,367         1,802
  Intangible assets, net                                                290           307
  Other                                                               7,119         4,538
                                                                   --------      --------

    Total assets                                                   $697,126      $651,258
                                                                   ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                 $124,981       119,177
  Notes payable                                                     117,001      $123,574
  Accrued expenses and other current liabilities                     30,222        34,915
  Current portion of long-term debt                                   5,475         5,843
                                                                   --------      --------
    Total current liabilities                                       277,679       283,509

Long-term debt, excluding current portion                            61,127        64,852
Deferred income taxes                                                 7,493         6,904
Other long-term liabilities                                           1,638           474
                                                                   --------      --------
    Total liabilities                                               347,937       355,739
                                                                   --------      --------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares
    at April 29, 2006 and July 31, 2005, respectively; none
    issued and outstanding                                               --            --
  Common stock, $0.01 par value, authorized 50,000 shares;
    42,426 issued and 42,197 outstanding shares at April 29,
    2006; 41,287 issued and outstanding shares at July 31, 2005         424           413
  Additional paid-in capital                                        148,419       120,354
  Unallocated shares of ESOP                                         (1,482)       (1,605)
  Accumulated other comprehensive income                                962            --
  Retained earnings                                                 206,958       176,357
  Treasury stock, at cost, 229 and 0 shares at April 29, 2006
    and July 31, 2005, respectively                                  (6,092)           --
                                                                   --------      --------
    Total stockholders' equity                                      349,189       295,519
                                                                   --------      --------

  Total liabilities and stockholders' equity                       $697,126      $651,258
                                                                   ========      ========

                           UNITED NATURAL FOODS, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                      Nine months ended
                                                                   ----------------------
                                                                   April 29,    April 30,
                                                                     2006         2005
                                                                   --------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $ 30,601     $ 29,793
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                    12,557        9,944
    Gains on disposals of property & equipment                          (25)         (26)
    Provision for doubtful accounts                                   2,800        1,378
    Share-based compensation                                          4,712           --
  Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                             (23,215)     (29,151)
    Inventory                                                       (24,479)     (28,322)
    Prepaid expenses and other assets                                 1,067       (5,157)
    Notes receivable, trade                                            (763)        (400)
    Accounts payable                                                  5,599       20,557
    Accrued expenses and other current liabilities                   (3,258)      (4,131)
    Tax benefit of stock options                                         --        7,167
                                                                   --------     --------
      Net cash provided by operating activities                       5,596        1,652
                                                                   --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                (14,804)     (41,197)
Purchases of acquired businesses, net of cash acquired               (3,292)      (6,219)
Proceeds from disposals of property and equipment                        57          248
                                                                   --------     --------
      Net cash used in investing activities                         (18,039)     (47,168)
                                                                   --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options                              17,879        8,403
Net (repayments) borrowings under note payable                       (6,573)      37,781
Purchases of treasury stock                                          (6,092)          --
Tax benefit of stock options                                          5,485           --
Repayments on long-term debt                                         (4,401)      (5,591)
Principal payments of capital lease obligations                        (409)        (513)
                                                                   --------     --------
      Net cash provided by financing activities                       5,889       40,080
                                                                   --------     --------

NET DECREASE IN CASH                                                 (6,554)      (5,436)
Cash at beginning of period                                          12,615       13,633
                                                                   --------     --------
Cash at end of period                                              $  6,061     $  8,197
                                                                   ========     ========

Supplemental disclosures of cash flow information:
  Interest paid, net of amounts capitalized                        $  8,021     $  4,903
                                                                   ========     ========
  Federal and state income taxes paid, net of refunds              $ 14,993     $ 14,107
                                                                   ========     ========